UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2008

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On December 14, 2008, Michael Garin retired as Chief Executive Officer of Central European Media Enterprises Ltd. (“CME Ltd.”), effective January 1, 2009, and has been named a Non-executive Vice Chairman of CME Ltd. from that date.

(c)           On December 14, 2008, CME Ltd. appointed Adrian Sarbu, 53, as President and designated him principal executive officer with effect from January 1, 2009. Mr. Sarbu has served as the Chief Operating Officer of CME Ltd. since October 17, 2007. From February 2006 until October 2007, Mr. Sarbu was Regional Director of Central and Eastern Europe. Mr. Sarbu has been the General Director and President of the Board of Pro TV in Romania since 1995 when this channel, the first of the Romanian operations of CME Ltd., was launched.  In addition to holding the position of COO, Mr. Sarbu has also been a shareholder in Pro TV since its inception.  In 1990, Mr. Sarbu founded the Media Pro Group, which is engaged in film and television production (Media Pro Studios, the largest movie studio in Central and Eastern Europe), distribution (Media Pro Distribution), the theatrical exhibition business (Cinema Pro), news syndication (Mediafax), radio (Pro FM), printing and publishing (Publimedia) and internet (Media Pro Interactive).  There is no arrangement or understanding pursuant to which Mr. Sarbu is being appointed and Mr. Sarbu does not have any family relationship with any director or any other executive officer of CME Ltd.

In 2008 the total purchases from companies related or connected with Mr. Sarbu have been approximately $43.3 million of which Mr. Sarbu’s economic interest represents approximately $37.3 million.  The purchases were mainly for programming rights and for various technical, production and administrative related services.  The total sales to companies related or connected with Mr. Sarbu in 2008 were approximately $1.8 million of which Mr. Sarbu’s economic interest represents approximately $1.2 million.   At November 30, 2008, companies connected to Mr. Sarbu had an outstanding balance due to us of $8.9 million. At November 30, 2008, companies related to Mr. Sarbu had an outstanding balance due to them of $1.6 million.

On April 17, 2008, we acquired certain radio broadcasting assets of Compania de Radio Pro s.r.l (“Radio Pro”), which owns the two leading radio channels in Romania. Radio Pro is a 100% subsidiary of Media Pro, in which we hold an 8.7% interest and Mr. Sarbu holds the remaining interest.  The purchase price, based on an independent valuation, was RON 47.2 million (approximately $20.6 million), of which Mr. Sarbu’s economic interest represents RON 43.1 million (approximately $18.8 million).

In 2007 the total purchases from companies related or connected with Mr. Sarbu were approximately $29.2 million of which Mr. Sarbu’s economic interest represents approximately $23.9 million.  The purchases were mainly for programming rights and for various technical, production and administrative related services.  The total sales to companies related or connected with Mr. Sarbu in 2007 were approximately $3.1 million of which Mr. Sarbu’s economic interest represents approximately $2.2 million.   At December 31, 2007, companies connected to Mr. Sarbu had an outstanding balance due to us of $6.7 million. At December 31, 2007, companies related to Mr. Sarbu had an outstanding balance due to them of $0.9 million.

On May 16, 2007 we purchased an additional 5% of Pro TV S.A. (“Pro TV”) and Media Pro International S.A. (“MPI”) and 20% of Media Vision s.r.l. from Mr. Sarbu for consideration of $51.6 million. On February 17, 2006, we purchased an additional 5% of Pro TV, MPI and Media Vision from Mr. Sarbu for consideration of $27.2 million. Under a put option agreement with Mr. Sarbu entered into in July 2004, Mr. Sarbu has the right to sell his remaining shareholding in Pro TV and MPI to us at a price, to be determined by an independent valuation and subject to a floor price of $1.45 million, for each 1% interest sold. This put is exercisable from November 12, 2009 for a twenty-year period thereafter.

(e)           In connection with the retirement of Mr. Garin set out in Item 5.02(b) above, CME Development Corporation (“CME DC”), a wholly owned subsidiary of CME Ltd., entered into a Separation Agreement with Mr. Garin dated December 14, 2008 (the "Agreement"). The Agreement provides that Mr. Garin will receive severance benefits at the rate of his annual base salary, as set forth in the Employment Agreement between Mr. Garin and CME DC dated March 30, 2004, as amended on July 28, 2006 and November 15, 2007 (the “Employment Agreement”), which will be payable in accordance with CME DC’s regular payroll practices through January 31, 2010. Mr. Garin will also be entitled to earn the bonus provided for in his Employment Agreement for fiscal years 2008 and 2009 and a pro-rated bonus for 2010. From February 1, 2010 through January 31, 2011, Mr. Garin will serve as a consultant to CME in consideration of $300,000, payable in equal monthly instalments.  Mr. Garin will also continue to receive health benefits until at least January 31, 2012. All outstanding stock options issued to Mr. Garin have been vested and he will be entitled to exercise them until January 31, 2012 or, in the event of a breach of any restrictive covenant in the Agreement, ninety days from such date. In addition, options to purchase 30,000 shares of Class A Common Stock of the Company, which will fully vest on January 1, 2009, will be granted to Mr. Garin with an exercise price equal to the fair market value of the shares on the date of grant; he will be entitled to exercise them until January 31, 2012 or, in the event of a breach of any restrictive covenant in the Agreement, ninety days from such date.  Under the Agreement, Mr. Garin has agreed to continue to be bound by the restrictive covenants in his Employment Agreement, including with respect to confidentiality, non-solicitation and non-competition.  The Agreement also includes a waiver and release of claims by Mr. Garin. The foregoing summary of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On December 15, 2008, CME Ltd. issued a press release announcing the departure of Mr. Garin and the appointment of Mr. Sarbu, which is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number

10.1	Separation Agreement between CME Development Corporation and Michael Garin dated December 14, 2008.
99.1	Press release of CME Ltd. dated December 15, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: December 16, 2008	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer